UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2014 (October 27, 2014)

AR Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36669	47-1434549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Park Avenue — 2nd Floor
New York, New York 10022

(Address, including zip code, of principal executive offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On October 27, 2014, AR Capital Acquisition Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units commencing on October 29, 2014. Each Unit consists of one share of common stock, $0.0001 par value per share, and one half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $11.50 per share. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “AUMAU,” and each of the common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “AUMA” and “AUMAW,” respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AR Capital Acquisition Corp.

	By:	/s/ William M. Kahane
Dated: October 27, 2014		Name: William M. Kahane
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 27, 2014.